June As filed with the Securities and Exchange Commission on June 23, 2026

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

NN, Inc.

(Exact name of registrant as specified in its charter)

Delaware	62-1096725
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

6210 Ardrey Kell Road, Suite 120 Charlotte, North Carolina	28277
(Address of Principal Executive Offices)	(Zip Code)

NN, Inc. Amended and Restated 2022 Omnibus Incentive Plan

(Full titles of the plans)

Jami A. Statham

Senior Vice President, General Counsel and Corporate Secretary

NN, Inc.

6210 Ardrey Kell Road, Suite 120
Charlotte, North Carolina 28277
(980) 264-4300

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Christina T. Roupas

Victoria Peluso

Cooley LLP

110 North Wacker Drive, Suite 4200

Chicago, Illinois 60606

Tel: (312) 881-6500

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

This Registration Statement on Form S-8 (this “Registration Statement”) is being filed to register an additional 2,000,000 shares of common stock, par value $0.01 per share, of NN, Inc. (the “Registrant”), issuable under the Registrant’s 2022 Omnibus Incentive Plan, as amended and restated by the Amended and Restated 2022 Omnibus Incentive Plan (as amended and restated, the “2022 Plan”). These shares being registered pursuant to this Registration Statement are the same class as other securities for which registration statements relating to the 2022 Plan were filed with the Securities and Exchange Commission (the “Commission”) on June 29, 2022 (File No. 333-265893) and May 17, 2024 (File No. 333-279500) (collectively, the “Prior Registration Statements”).

In accordance with General Instruction E on Form S-8, the contents of the Prior Registration Statements are incorporated herein by reference and made part of this Registration Statement, except as amended hereby.

PART II

Item 3.	Incorporation of Documents by Reference.

The Registrant hereby incorporates by reference into this Registration Statement the following documents previously filed by the Registrant with the Commission:

(a)

The Registrant’s Annual Report on Form 10-K for the year ended December 31, 2025, which was filed with the Commission on March 4, 2026, including the information specifically incorporated by reference into the Annual Report on Form 10-K from the Registrant’s definitive proxy statement for the 2026 Annual Meeting of Stockholders;

(b)	The Registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2026, as filed with the Commission on May 6, 2026;

(c)	The Registrant’s Current Reports on Form 8-K as filed with the Commission on January 20, 2026, January 30, 2026, May 20, 2026, and June 12, 2026; and

(d)	The description of the Registrant’s common stock contained in the Registrant’s Registration Statement on Form 8-A, as filed with the Commission on April 16, 2020, as the description therein has been updated and superseded by the description of the Registrant’s capital stock contained in Exhibit 4.5 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2020, as filed with the Commission on March 15, 2021, including any amendment or report filed for the purpose of updating such description.

All documents filed by the Registrant pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents; provided, however, that documents or portions thereof that are furnished and not filed in accordance with the rules of the Commission shall not be deemed incorporated by reference into this Registration Statement. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not constitute a part of this Registration Statement, except as so modified or superseded.

Under no circumstances will any information filed under current Items 2.02 or 7.01 of Form 8-K, and exhibits furnished on such form that relate to such items, be deemed incorporated herein by reference unless such Form 8-K expressly provides to the contrary.

Item 8.	Exhibits.

The exhibits to this Registration Statement are listed below:

Exhibit No.	Description

4.1	Restated Certificate of Incorporation of NN, Inc. (incorporated herein by reference to Exhibit 3.1 to the Registrant’s Registration Statement on Form S-3 (File No. 333-89950), filed with the Commission on June 6, 2002.)

4.2	Certificate of Amendment to Restated Certificate of Incorporation of NN, Inc. (Declassification) (incorporated herein by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K (File No. 000-23486), filed with the Commission on May 20, 2019).

4.3	Certificate of Amendment to Restated Certificate of Incorporation of NN, Inc. (Share Increase) (incorporated herein by reference to Exhibit 3.2 to the Registrant’s Current Report on Form 8-K (File No. 000-23486), filed with the Commission on May 20, 2019).

4.4	Amended and Restated Bylaws of NN, Inc., as currently in effect (incorporated herein by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K (File No. 000-23486), filed with the Commission on January 20, 2023).

4.5	Certificate of Designation of Series D Preferred Stock (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K (File No. 000-23486), filed with the Commission on March 22, 2021).

4.6	The specimen stock certificate representing NN, Inc.’s Common Stock, par value $0.01 per share (incorporated herein by reference to Exhibit 4.1 to the Registrant’s Registration Statement on Form S-3 (File No. 333-89950), filed with the Commission on June 6, 2002).

5.1*	Opinion of Cooley LLP.

23.1*	Consent of Independent Registered Public Accounting Firm.

23.2*	Consent of Cooley LLP (included in Exhibit 5.1).

24.1*	Power of Attorney (included on the signature page).

99.1	NN, Inc. Amended and Restated 2022 Omnibus Incentive Plan (incorporated by reference to Appendix A to the Registrant’s definitive proxy statement on Schedule 14A (File No. 001-39268), filed with the Commission on April 6, 2026).

107*	Filing Fee Table.

*	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Charlotte, State of North Carolina, on June 23, 2026.

NN, INC.

/s/ Harold C. Bevis
Harold C. Bevis
Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Harold C. Bevis, Christopher H. Bohnert and Jami A. Statham and each of them, as his or her true and lawful attorney-in-fact and agents, each with the full power of substitution, for him or her and in his or her name, place or stead, in any and all capacities, to sign any and all amendments to this registration statement (including post-effective amendments), and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Harold C. Bevis Harold C. Bevis	President, Chief Executive Officer and Director (Principal Executive Officer)	June 23, 2026

/s/ Christopher H. Bohnert Christopher H. Bohnert	Senior Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	June 23, 2026

/s/ Jeri J. Harman Jeri J. Harman	Non-Executive Chairman, Director	June 23, 2026

/s/ Raynard D. Benvenuti Raynard D. Benvenuti	Director	June 23, 2026

/s/ Christina E. Carroll Christina E. Carroll	Director	June 23, 2026

/s/ João Faria João Faria	Director	June 23, 2026

/s/ Rajeev Gautam, Ph.D. Rajeev Gautam, Ph.D.	Director	June 23, 2026

/s/ Thomas H. Wilson, Jr.	Director	June 23, 2026
Thomas H. Wilson, Jr.

/s/ Raymond T. White	Director	June 23, 2026
Raymond T. White